EXHIBIT 10.33
November __, 2007
Aisling Capital
888 Seventh Avenue
30th Floor
New York, New York 10106
Dear Gentlemen:
     Together we beneficially own 2,400,835 shares of common stock (the “Common Stock”) of Planet Technologies, Inc., a California corporation (the “Company”). We each desire to amend the Certificate of Incorporation (the “Original COD”) in the manner contemplated by Exhibit A hereto (the “Amended and Restated COD”) in accordance with this letter agreement.
     For valid consideration, the receipt of which is hereby acknowledged, we each agree, severally and not jointly, that between the first business day after which the Common Stock is no longer registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, and the fifth business day thereafter (the “Amendment Period”), we shall (i) vote (or shall cause to be voted) all Common Stock owned or controlled by each of us, and shall take all other actions necessary, to ensure that the Original COD is amended and restated and replaced with the Amended and Restated COD (and this letter agreement shall be deemed to be the required consent with respect thereto for all purposes) (the “Amendment”), and (ii) cause the Amended and Restated COD to be filed with the Secretary of State of the State of Delaware (the “Filing”).
     If the undersigned shall fail to vote as required pursuant to the preceding paragraph, and the Amendment is not adopted, and the Filing effected, each of the undersigned shall be deemed to have irrevocably constituted and appointed Aisling Capital II, L.P. (“Aisling”) as its limited proxy coupled with an interest for the sole purposes of voting such stockholder’s shares of Common Stock in favor of the Amended and Restated COD, and causing the Filing to occur.
     This letter agreement may be executed and delivered by each party hereto in separate counterparts (including by facsimile or PDF), each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute but one and the same agreement. The terms and conditions hereof constitute the entire agreement between the parties hereto with respect to the subject matter of this letter agreement and supersede all previous communications, either oral or written, representations or warranties of any kind whatsoever, except as expressly set forth herein. No modifications of this letter agreement nor waiver of the terms or conditions thereof shall be binding unless signed by each of the parties hereto, and approved by the unanimous consent of the board of directors of the Company. This letter agreement is for the sole benefit of the parties hereto, Aisling and the Company (each of whom are expressly acknowledged to be third party beneficiaries of this letter agreement).
     THIS LETTER AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING

EFFECT TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAW. WE EACH HEREBY AGREE TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND ANY FEDERAL COURT SITTING IN WILMINGTON, DELAWARE.
[SIGNATURE PAGE FOLLOWS]

     Please acknowledge your agreement to the foregoing by signing this letter agreement in the space provided below.

Very truly yours,

FOG CITY FUND, LLC

By:

Name: Title:

GLENN HOLDINGS, LP

By:

Name: Title:

WINDAMERE III, LLC

By:

Name: Title:

William Barkett

Lisa Barkett

Ellen Preston

Exhibit A
Amended and Restated
Certificate of Designations of
Common Stock Convertible Preferred Stock
     See attached.